Exhibit 8

Tsakos Energy Navigation Ltd. and Subsidiaries

As of 31 March 2018

Company	Country of Incorporation	Vessel
Oak Shipping Co. Ltd.	Liberia	Millennium
Romeo Shipping Company Limited	Liberia	Silia T
Freeport Dominion S.A. *	Panama	Maya
Freeport Faith S.A.*	Panama	Inca
Ergo Glory S.A.	Panama	Andes
World Excellence S.A.	Panama	Didimon
Apollo Honour S.A.	Panama	Amphitrite
Apollo Glory S.A.	Panama	Eurochampion 2004
Apollo Excellence S.A.	Panama	Euronike
Activity Excellence S.A.	Panama	Archangel
Worldwide Overseas S.A.	Panama	Alaska
Fortune Faith S.A.	Panama	Arion
Victory Faith S.A.	Panama	Andromeda
Victory Spirit S.A.	Panama	Aegeas
Victory Mare S.A.	Panama	Izumo Princess
Universal Reserve S.A.	Panama	Sakura Princess
Sea Countess S.A.	Panama	Maria Princess
Global Triumph S.A.	Panama	Nippon Princess
Fairsea Enterprises S.A.	Panama	Ise Princess
Freeport Champion S.A.	Panama	Asahi Princess
Prosperity Faith S.A.	Panama	Sapporo Princess
Prosperity Success S.A.	Panama	Uraga Princess
Mercury Emerald S.A.	Panama	Arctic
Powerful Shipping S.A.	Panama	Antarctic
Sea Optima S.A.	Panama	Neo Energy
Shipping Celebrity S.A.	Panama	Artemis
Southport Marine S.A.	Panama	Afrodite
Southport Maritime S.A.	Panama	Ariadne
Sea Pioneer S.A.	Panama	Apollon
Sea Celebrity S.A.	Panama	Aris
Gladiator Shipping Services S.A.	Panama	Ajax
Southport Navigation S.A.	Panama	Proteas
Triton Success S.A.	Panama	Promitheas
Triton Triumph S.A.	Panama	Propontis
Optima Maritime S.A.	Panama	Byzantion
Optima United S.A.	Panama	Bosporos
Bayswater Trading Co. Ltd.	Liberia	Selecao
Kerry Trading Company Limited	Liberia	Socrates
Marine Velvet S.A.	Panama	Spyros K.
Medway Sea S.A.	Panama	Dimitris P.
Sayers Shipping Corp.	Liberia	World Harmony
Maynard Shipping Corp.	Liberia	Chantal
Payton Shipping Corp.	Liberia	Selini
Dorsett Shipping Corp.	Liberia	Salamina
Rio 2016 Special Maritime Enterprise	Greece	Rio 2016
Pearsall Shipping Corporation	Liberia	—
Brasil 2014 Special Maritime Enterprise	Greece	Brasil 2014

Company	Country of Incorporation	Vessel
Angleton Shipping Corporation	Liberia	—
Prescott Maritime Limited	Marshall Islands	Eurovision
Jelika Shipping Inc.	Marshall Islands	Euro
Delmar Marine Corp.	Marshall Islands	Decathlon
Larina Navigation Co.	Marshall Islands	Pentathlon
Canyon Trading Corporation	Liberia	Maria Energy
Mare Success S.A.	Panama	49% owned by Flopec
Alcea Shipping S.A.	Liberia	S 7003
Apoplous Shipping Inc.	Marshall Islands	Elias Tsakos
Leega Shiptrade Company	Marshall Islands	Thomas Zafiras
Sentra Shipping Company	Marshall Islands	Leontios H.
Soft Shipmanagement Ltd	Marshall Islands	Parthenon TS
Twitt Navigation Limited	Marshall Islands	Sola TS
Barsley Maritime S.A.	Marshall Islands	Marathon TS
Cierzo Marine Ltd.	Marshall Islands	Oslo TS
Daucina Navigation S.A.	Marshall Islands	Stavanger TS
Etesian Shiptrade S.A.	Marshall Islands	Bergen TS
Chiara Shiptrade Co.	Marshall Islands	Sunray
Tauris Shipping Inc.	Marshall Islands	Sunrise
Watercraft Limited	Malta	Lisboa
Callidora Shiptrade S.A.	Marshall Islands	Ulysses
Octavia Navigation Inc.	Marshall Islands	Hercules I

*	Owned 100% by Mare Success S.A.